Exhibit 99.1

                LNB Bancorp, Inc. Reports Second Quarter Results

     LORAIN, Ohio--(BUSINESS WIRE)--July 27, 2006--LNB Bancorp, Inc. (NASDAQ:LNBB):

     -- Earnings of 25 cents per diluted share in second quarter of 2006 versus 13 cents a year ago

     --   Performance reflects solid investments to grow revenue

     --   Margin shows signs of stabilizing; asset quality stable

     LNB Bancorp, Inc. (NASDAQ:LNBB) today reported net income of $1,639,000, or $.25 per diluted share, for the second quarter of 2006, compared to $852,000, or $.13 per diluted share, for the same quarter a year ago.
     For the first six months of 2006, LNB Bancorp earned $3,087,000, or $.48 per diluted share, versus $2,423,000, or $.36 per diluted share, in the same period of 2005. The difference in earnings from period to period is due in part to the impact of substantial expenses incurred in the second quarter of 2005 in connection with severance costs, technology upgrades and a goodwill impairment charge.

     Management Perspective

     "Our second quarter 2006 performance reflects the benefit of important changes and investments made over the past year," said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc. "We posted solid earnings amid margin pressure and stiff competition in our markets.
     "While loan growth was still a bit sluggish, there were two important developments during the quarter that give us reason for optimism," said Klimas. "One was the opening of a business development office in Independence, Ohio to serve small to mid-size businesses in Cuyahoga County and the other was the successful recruitment and hiring of a team of professionals to provide investment products and services to our customers." As part of that second move, LNB signed an agreement with Investment Centers of America to provide brokerage services to its customers.
     "Additionally, we are also looking forward to the opening of two new branches later this year in high growth markets in Lorain County," said Klimas, who said management's focus for the remainder of 2006 will be directed to capitalizing on those investments, growing the balance sheet and effectively managing expenses.

     Second Quarter Performance

     Net Interest Income

     LNB Bancorp's net interest income for the second quarter of 2006 was $7,196,000, compared to $7,557,000 for the same period last year. This decline was due to higher funding costs and slow asset growth during the second quarter of 2006. On a linked quarter basis, second quarter net interest income was down a modest $7,000 from the first quarter of 2006. Net interest income for the first half of 2006 was $14,399,000, compared to $14,889,000 for the same period a year ago.

     Net Interest Margin

     The net interest margin for the second quarter of 2006 was 3.82 percent, compared to 4.16 percent for the second quarter of 2005. The net interest margin stabilized somewhat in the second quarter. The second quarter 2006 margin only declined 7 basis points from the first quarter of 2006, while the decline from the fourth quarter of 2005 to first quarter of 2006 was 17 basis points. The net interest margin for the first six months of 2006 was 3.86 percent versus 4.13 percent for the first half of 2005.
     "The positive impact of a rising rate environment on our commercial and home equity loan portfolios was offset by lower noninterest bearing demand deposits and a shift of interest-bearing deposits from low-cost savings and interest-bearing demand deposits to higher-cost money market and retail time deposits. The flat yield curve and continuing competitive pricing pressures also contributed to the decline in net interest margin," said Klimas.

     Portfolio Loans

     Portfolio loans at June 30, 2006 were $598.5 million, up 3.4 percent annualized from December 31, 2005 and up 3.5 percent over a year earlier. With the exception of 1-4 family mortgages, the Corporation experienced year-over-year growth in all loan categories.

     Deposits

     Deposits at June 30, 2006 were $678.0 million, compared to $640.2 million at year-end 2005 and $638.8 million a year ago. The increase in deposits in the first six months of 2006 as compared to year-end 2005 and the same period last year, reflect positive trends in money market accounts and retail time deposits, supplemented by growth in public time deposits and brokered time deposits.
     For the first half of 2006, new demand deposit accounts were up more than 25 percent from the first half of 2005. "This is very positive in terms of growing our relationships with customers in our markets," said Klimas.

     Asset Quality

     Asset quality indicators continue to be stable. The net charge-off trend continues to be positive, with second quarter 2006 net charge-offs of $165,000, or .11 percent of average loans annualized, compared to $151,000, or .11 percent average loans annualized for second quarter 2005. On a year-to-date basis, 2006 net-charge-offs were $369,000, or .13 percent of average loans annualized, compared to $391,000, or .14 percent of average loans annualized in the first six months of 2005. Nonperforming loan trends continue to improve. Nonperforming loans at June 30, 2006 were $6,279,000, representing 1.05 percent of total loans, compared to $7,233,000, or 1.25 percent of total loans at June 30, 2005. Potential problem loans, which are classified loans excluding nonperforming loans, were $13.9 million at June 30, 2006, compared to $14.4 million at December 31, 2005. The provision for loan losses for the second quarter and first six months of 2006 was $165,000 and $315,000, respectively, compared to $399,000 and $798,000 for the same periods in 2005.
     At June 30, 2006, the allowance for loan losses was $6.6 million. The allowance for loan losses to total loans was 1.10 percent and provided 105 percent coverage of nonperforming loans at June 30, 2006, compared to $7.8 million, or 1.35 percent and 108 percent, respectively, at June 30, 2005, and $6.6 million, or 1.13 percent and 102 percent, respectively at December 31, 2005.

     Noninterest Income

     Noninterest income was $2,377,000 for the second quarter 2006, compared to $2,639,000 for the same period in 2005. The difference is due in part to the fact that the second quarter of 2005 included revenue from the Corporation's mortgage subsidiary which was closed at year-end 2005. Revenue from the mortgage subsidiary totaled $355,000 in the second quarter of 2005. The two biggest components of noninterest income are deposit service charges and trust and investment management services. Deposit service charges continued to improve throughout the second quarter and were $1,142,000 for the period as compared to $1,052,000 in the same period last year, and $968,000 in the first quarter of 2006. Trust and investment management services were $546,000 for the second quarter 2006 as compared to $555,000 for the same period in 2005, and $509,000 for the first quarter of 2006.

     Noninterest Expense

     Noninterest expense was $7,191,000 in the second quarter 2006, compared to $8,472,000 for the second quarter of last year, a decline of 15.1 percent. During the second quarter of 2005, $1,218,000 of noninterest expense was recorded in the salary and benefit and other noninterest expense categories that was specifically attributable to changes in management, job eliminations and strategic repositioning. On a linked quarter basis, noninterest expense in the second quarter of 2006 was down .2 percent from the first quarter of 2006. Salary and benefit expenses were $3,638,000 in the second quarter of 2006, down $622,000 as compared to the same period in 2005. Included in the second quarter of 2005 was $642,000 of severance expense. While most expense categories were about the same or slightly below a year ago, marketing and direct mail postage expenses were up, reflecting the company's aggressive campaign to open and expand account relationships across its markets.

     Return on Assets and Equity

     For the second quarter of 2006, return on average assets was .81 percent, compared to .44 percent for the second quarter of 2005. Return on average equity for the second quarter of 2006 was 9.71 percent, compared to 4.83 percent for the second quarter of 2005. On a year-to-date basis, return on average assets was .77 percent in 2006 as compared to .62 percent in 2005. Return on average equity for the first six months of 2006 was 9.09 percent, compared to 6.91 percent in 2005.

     About LNB Bancorp, Inc.

     LNB Bancorp, Inc. is an $823.6 million financial holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. Lorain National Bank serves customers through 20 retail-banking locations and 24 ATMs in Lorain, eastern Erie and western Cuyahoga counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.
     This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, as well as the risks and uncertainties described from time to time in LNB Bancorp's reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.


                     Consolidated Balance Sheets

                                              June 30,   December 31,
                                                2006         2005
                                            --------------------------
                                             (unaudited)

                                              (Dollars in thousands
                                               except share amounts)
                   ASSETS
Cash and due from Banks                      $    22,857  $    23,923
Federal funds sold and short-term
 investments                                           -            -
Securities:
  Available for sale, at fair value              160,951      151,629
  Federal Home Loan Bank and Federal Reserve
   Stock                                           3,162        3,645
                                             -----------  -----------
Total securities                                 164,113      155,274
                                             -----------  -----------
Loans:
  Loans held for sale                              2,425        2,586
  Portfolio loans                                598,511      588,425
  Allowance for loan losses                       (6,568)      (6,622)
                                             -----------  -----------
Net loans                                        594,368      584,389
                                             -----------  -----------
Bank premises and equipment, net                  12,054       10,833
Other real estate owned                            1,572          432
Bank owned life insurance                         14,302       13,935
Goodwill and intangible assets, net                3,237        3,321
Accrued interest receivable                        3,542        3,053
Other assets                                       7,578        5,961
                                             -----------  -----------
Total Assets                                 $   823,623  $   801,121
                                             ===========  ===========

    LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
  Demand and other noninterest-bearing       $    85,890  $    87,597
  Savings, money market and interest-bearing
   demand                                        281,696      265,831
  Certificates of deposit                        310,430      286,788
                                             -----------  -----------
Total deposits                                   678,016      640,216
                                             -----------  -----------
Short-term borrowings                             22,542       32,616
Federal Home Loan Bank advances                   50,091       53,896
Accrued interest payable                           2,729        2,126
Accrued taxes, expenses and other
 liabilities                                       3,387        3,861
                                             -----------  -----------
Total Liabilities                                756,765      732,715
                                             ===========  ===========
Shareholders' Equity
  Common stock, par value $1 per share,
   authorized 15,000,000 shares, issued
   6,771,867 shares at June 30, 2006 and
   December 31, 2005                               6,772        6,772
  Additional paid-in capital                      26,358       26,334
  Retained earnings                               43,708       42,945
  Accumulated other comprehensive loss            (4,067)      (2,996)
  Treasury shares at cost, 318,194 shares at
   June 30, 2006 and 250,694 shares at
   December 31, 2005                              (5,913)      (4,649)
                                             -----------  -----------
Total Shareholders' Equity                        66,858       68,406
                                             -----------  -----------
Total Liabilities and Shareholders' Equity   $   823,623  $   801,121
                                             ===========  ===========




            Consolidated Statements of Income (unaudited)

                           Three Months Ended   Six Months Ended June
                                 June 30,                 30,
                          --------------------------------------------
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
                          (Dollars in thousands except share and per
                                         share amounts)
Interest Income
  Loans                   $   10,448 $    9,302 $   20,526 $   18,135
  Securities:
    U.S. Government
     agencies and
     corporations              1,422      1,052      2,761      2,071
    State and political
     subdivisions                103        112        206        226
    Other debt and equity
     securities                   49         52        101        102
  Federal funds sold and
   short-term investments         27         37         63         73
                          ---------- ---------- ---------- ----------
Total interest income         12,049     10,555     23,657     20,607
Interest Expense
  Deposits:
    Certificates of
     deposit, $100 and
     over                      1,584        820      2,954      1,503
    Other deposits             2,727      1,590      5,160      3,037
  Federal Home Loan Bank
   advances                      335        483        735        984
  Short-term borrowings          207        105        409        194
                          ---------- ---------- ---------- ----------
Total interest expense         4,853      2,998      9,258      5,718
                          ---------- ---------- ---------- ----------
Net Interest Income            7,196      7,557     14,399     14,889
Provision for Loan Losses        165        399        315        798
                          ---------- ---------- ---------- ----------
    Net interest income
     after provision for
     loan losses               7,031      7,158     14,084     14,091
Noninterest Income
  Investment and trust
   services                      546        555      1,055      1,072
  Deposit service charges      1,142      1,052      2,110      1,960
  Other service charges
   and fees                      489        480        940        941
  Mortgage banking revenue         -        355          -        725
  Income from bank owned
   life insurance                142        116        287        309
  Other income                    58         93        104        254
                          ---------- ---------- ---------- ----------
Total fees and other
 income                        2,377      2,651      4,496      5,261
  Securities gains, net            -         (6)         -        174
  Gains on sale of loans           -          -          -        132
  Gains on sale of other
   assets, net                     -         (6)         2         (1)
                          ---------- ---------- ---------- ----------
Total noninterest income       2,377      2,639      4,498      5,566
Noninterest Expense
  Salaries and employee
   benefits                    3,638      4,260      7,216      8,238
  Furniture and equipment        753        802      1,490      1,535
  Net occupancy                  451        449        929        966
  Outside services               435        521        854        830
  Marketing and public
   relations                     367        298        758        605
  Supplies, postage and
   freight                       303        273        601        644
  Telecommunications             171        417        370        729
  Ohio Franchise tax             197        200        429        382
  Electronic banking
   expenses                      161        141        306        264
  Other expense                  715      1,111      1,447      1,950
                          ---------- ---------- ---------- ----------
Total noninterest expense      7,191      8,472     14,400     16,143
                          ---------- ---------- ---------- ----------
Income before income tax
 expense                       2,217      1,325      4,182      3,514
Income tax expense               578        473      1,095      1,091
                          ---------- ---------- ---------- ----------
Net Income                $    1,639 $      852 $    3,087 $    2,423
                          ========== ========== ========== ==========
Net Income Per Common
 Share
  Basic                   $     0.25 $     0.13 $     0.48 $     0.36
  Diluted                       0.25       0.13       0.48       0.36
  Dividends declared            0.18       0.18       0.36       0.36
Average Common Shares
 Outstanding
  Basic                    6,475,651  6,642,390  6,477,154  6,641,789
  Diluted                  6,475,602  6,642,393  6,477,292  6,641,790




                           LNB Bancorp, Inc.
                  Supplemental Financial Information
  (Unaudited - Dollars in thousands except Share and Per Share Data)

                      Three Months Ended           Six Months Ended
               ------------------------------------------------------
                June 30,   March 31,  June 30,   June 30,   June 30,
                  2006       2006       2005       2006       2005
               ------------------------------------------------------
END OF PERIOD
 BALANCES
  Assets       $  823,623 $  810,093 $  791,078 $  823,623 $  791,078
  Deposits        678,016    674,056    638,817    678,016    638,817
  Portfolio
   loans          598,511    588,226    578,331    598,511    578,331
  Allowance for
   loan losses      6,568      6,568      7,793      6,568      7,793
  Shareholders'
   equity          66,858     67,389     70,316     66,858     70,316

AVERAGE BALANCES
Assets:
  Total assets $  810,942 $  804,553 $  783,493 $  807,763 $  782,227
  Earning assets  754,822    751,537    728,767    753,186    727,600
  Securities      163,089    158,027    143,555    160,572    144,028
  Portfolio
   loans          589,454    589,888    575,772    589,667    574,119
Liabilities and
 shareholders'
 equity:
  Total
   deposits    $  676,845 $  661,204 $  623,315 $  669,066 $  621,445
  Interest
   bearing
   deposits       593,418    573,542    526,570    583,533    524,041
  Interest
   bearing
   liabilities    653,529    642,058    610,318    647,823    608,436
  Total
   shareholders'
   equity          67,706     69,339     70,683     68,518     70,695

INCOME STATEMENT
  Net interest
   income      $    7,196 $    7,203 $    7,557 $   14,399 $   14,889
  Net interest
   income-FTE(1)    7,243      7,251      7,573     14,494     14,949
  Provision for
   loan losses        165        150        399        315        798
  Noninterest
   income           2,377      2,121      2,639      4,498      5,566
  Noninterest
   expense          7,191      7,209      8,472     14,400     16,143
  Taxes               578        517        473      1,095      1,091
-------------- ---------- ---------- ---------- ---------- ----------
  Net income        1,639      1,448        852      3,087      2,423
-------------- ---------- ---------- ---------- ---------- ----------
  Total revenue     9,573      9,324     10,196     18,897     20,455

PER SHARE DATA
  Basic net
   income per
   common
   share       $     0.25 $     0.22 $     0.13 $     0.48 $     0.36
  Diluted net
   income per
   common share      0.25       0.22       0.13       0.48       0.36
  Cash dividends
   per common
   share             0.18       0.18       0.18       0.36       0.36
  Basic average
   common shares
   outstanding  6,475,651  6,504,981  6,642,390  6,477,154  6,641,789
  Diluted
   average
   common shares
   outstanding  6,475,602  6,504,981  6,642,393  6,477,292  6,641,790

KEY RATIOS
  Return on
   average
   assets(2)         0.81%      0.73%      0.44%      0.77%      0.62%
  Return on
   average
   common
   equity(2)         9.71%      8.47%      4.83%      9.09%      6.91%
  Efficiency
   ratio            74.75%     76.92%     82.96%     75.82%     78.69%
  Noninterest
   expense to
   average
   assets(2)         3.56%      3.63%      4.34%      3.59%      4.16%
  Average equity
   to average
   assets            8.35%      8.62%      9.02%      8.48%      9.04%
  Net interest
   margin(2)         3.82%      3.89%      4.16%      3.86%      4.13%
  Net interest
   margin
   (FTE)(1)(2)       3.85%      3.91%      4.17%      3.88%      4.14%

ASSET QUALITY
  Nonperforming
   loans       $    6,279 $    6,481 $    7,233 $    6,279 $    7,233
  Other real
   estate owned     1,572        608        357      1,572        357
  Total
   nonperforming
   assets           7,851      7,089      7,590      7,851      7,590
  Net Charge
   Offs               165        204        151        369        391
  Total
   nonperforming
   loans to
   total loans       1.05%      1.10%      1.25%      1.05%      1.25%
  Total
   nonperforming
   assets to
   total assets      0.95%      0.88%      0.96%      0.95%      0.96%
  Net charge-
   offs to
   average
   loans(2)          0.11%      0.14%      0.11%      0.13%      0.14%
  Allowance for
   loan losses       1.10%      1.12%      1.35%      1.10%      1.35%
  Allowance to
   nonperforming
   loans           104.60%    101.34%    107.74%    104.60%    107.74%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized for the three and six month periods presented


     CONTACT: For LNB Bancorp, Inc.
              W. John Fuller, 216-978-7643